Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 06/17/2014 12:32 PM
Original ID: 2013-000636598
Amendment ID: 2014-001629099

Profit Corporation
Articles of Amendment

1. Corporation name:

Success Entertainment Group Corp. USA

2. Article(s) one is amended as follows:

The name of the corporation shall be Mariner's Choice International Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

not appliable

4. The amendment was adopted on 06/03/2014
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Received JUN 13 2014 Secretary of State Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment to the articles regarding the name change was duly approved by the shareholders in the manner required by Wyoming statutes and by the articles of incorporation.

Signature: [signature]

Date: 06/03/2014
(mm/dd/yyyy)

Print Name: BRIAN KISTLER

Title: PRESIDENT

Contact Person: BRIAN KISTLER

Daytime Phone Number: 260-450-3570

Email: bkis2323@aol.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Mariner's Choice International Inc.**
Old Name: **Success Entertainment Group Corp. USA.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **17th** day of **June, 2014**

Secretary of State

By: Dave Barker

Filed Date: 06/17/2014

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

DO NOT PAY!
THIS IS NOT A BILL.

Amount Paid: **$50.00**
Receipt #: **796847**
Receipt Date: **June 17, 2014**
Processed By: **DAVE . BARKER**
Corp #: **2013-000636598**
Doc Id #: **2014-001629099**

New Opportunity Business Solutions
531 Airport N Office Park
Fort Wayne, IN 46825

Payment	Reference	Amount
CHECK	1531	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✓

In Reference To:

Mariner's Choice International Inc.

Comments:

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov